CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hydro Environmental Resources, Inc. of our report dated February 19, 2000 for the year ended December 31, 1999, appearing in the Registration Statement on Form 10-SB.




/s/ Cordovano and Harvey, P.C.
Cordovano and Harvey, P.C.
Denver, Colorado
March, 2001